Exhibit 10.2

FIRST AMENDMENT

TO

SUBLEASE AGREEMENT

Date:             November 16, 2011

Sublessor:     DEL WEBB CORPORATION, a Delaware corporation

Sublessee:     SPECTRUM PHARMACEUTICALS, INC, a Delaware corporation

RECITALS

A.	Sublessor and Sublessee previously entered into that certain Sublease Agreement dated as of December 2, 2010 (the “Sublease”).

B.

Defined terms appear in this First Amendment to Sublease Agreement (this “First Amendment”) with the first letter of each word in the term capitalized. Unless otherwise defined herein, defined terms appearing in this First Amendment shall have the meanings attributed to them in the Sublease.

C.

Sublessor and Sublessee acknowledge that Sublessee has exercised Sublessee’s rights under the Sublease to the Available Space (Suite 220 totaling approximately 2,670 rentable square feet on the second floor) upon the terms and conditions in the Sublease and this First Amendment.

AGREEMENT

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.	Each of the recitals set forth above are hereby incorporated herein by this reference and are made a part hereof.

2.	Notwithstanding anything to the contrary contained in the Sublease, Sublessor and Sublessee agree as follows:

(i)	The Available Occupancy Date shall be December 1, 2011, and the Available Space shall become part of the Sublease Premises subject to all the terms and conditions of the Sublease;

(ii)	Beginning on the Available Occupancy Date and in addition to the Base Rent due under the Sublease for Suite 240, the Base Rent for the Available Space shall be as follows:

First Amendment 111311

(a)	Beginning on the Available Occupancy Date, through May 31, 2012, the Base Rent for the Available Space shall be Three Thousand Eight Hundred Thirty-Two and 38/100 Dollars ($3,832.38) per month.

(b)	Commencing on June 1, 2012, through May 31, 2013, the Base Rent for the Available Space shall be Four Thousand Eight Hundred Six and 00/100 Dollars ($4,806.00) per month.

(c)	Commencing on June 1, 2013, through April 30, 2014, the Base Rent for the Available Space shall be Four Thousand Nine Hundred Fifty and 18/100 Dollars ($4,950.18) per month.

(iii)	Sublessee has inspected the Available Space and accepts it in its “AS-1S” condition.

(iv)

Sublessee shall pay to Sublessor upon the execution of this First Amendment an amount equal to Three Thousand Eight Hundred Thirty-Two and 38/100 Dollars ($3,832.38) for the Base Rent due for the Available Space beginning the first month;

(vi)	Sublessee shall not have to increase the existing Security Deposit due to Sublessee exercising Sublessee’s rights to the Available Space.

3.

This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all parties may execute this First Amendment by facsimile signature, and any such facsimile signature shall be deemed an original signature.

4.	The Sublease, as amended and supplemented hereby by this First Amendment, is hereby ratified, confirmed, and approved, and shall remain in full force and effect.

[SIGNATURES ON THE NEXT PAGE]

First Amendment 111311

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this First Amendment as of the date first written above.

SUBLESSOR:

DEL WEBB CORPORATION, a Delaware corporation

By:	/s/ Gregory M. Nelson
Name: Gregory M. Nelson
Its: Vice President

SUBLESSEE:
SPECTRUM PHARMACEUTICALS, INC, a Delaware corporation
By:	/s/ Brett L. Scott Name: Brett L. Scott Its: Senior V.P., Acting CFO

First Amendment 111311